UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2025

DARÉ BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3655 Nobel Drive, Suite 260

San Diego, CA 92122

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (858) 926-7655

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DARE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Based on sales of shares of its common stock under its “at-the-market,” or ATM, equity offering program and equity line arrangement since March 31, 2025 through July 18, 2025 resulting in gross proceeds of approximately $16.5 million, and after considering anticipated losses through July 18, 2025, as of the date of this report, Daré Bioscience, Inc. (“Daré,” “we,” “us,” “our” or the “Company”) believes its stockholders’ equity is in excess of the $2.5 million minimum required under Nasdaq Listing Rule 5550(b)(1), and intends to notify Nasdaq of the foregoing so that Nasdaq can make a determination as to whether the Company has regained compliance with requirements for continued listing. There can be no assurance that the Nasdaq will determine that the Company has regained compliance with such requirements.

As previously reported, the Company has not been in compliance with Nasdaq Listing Rule 5550(b) since August 2024. Nasdaq Listing Rule 5550(b)(1) requires a company to maintain stockholders’ equity of at least $2.5 million, and Nasdaq Listing Rule 5550(b)(2) requires a company to maintain a minimum market value of listed securities of $35.0 million. A company will satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b) if it meets either Nasdaq Listing Rule 5550(b)(1) or (2).

After taking into account the sale of shares of common stock described above, there will be approximately 12.6 million shares of common stock outstanding.

Forward-Looking Statements

Daré cautions you that all statements, other than statements of historical facts, contained in this report, are forward-looking statements. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” “project,” “target,” “objective,” “on track,” or the negative version of these words and similar expressions. In this report, forward-looking statements include, but are not limited to, statements relating to Daré regaining compliance with Nasdaq Listing Rule 5550(b). Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Daré’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements, including, without limitation, risks and uncertainties related to: that Nasdaq may not determine that the Company has regained compliance with Nasdaq Listing Rule 5550(b), and if so, Daré’s ability to raise additional capital to increase its stockholders’ equity and to regain compliance with Nasdaq Listing Rule 5550(b) and the risk factors discussed in Item 1A of Part II of Daré’s quarterly report on Form 10-Q and Item 1A of Part I of Daré’s annual report on Form 10-K filed with the SEC on May 13, 2025 and March 31, 2025, respectively, as such factors may be updated from time to time in Daré’s other filings with the SEC. Forward-looking statements are based upon Daré’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. For a detailed description of Daré’s risks and uncertainties, you are encouraged to review its documents filed with the SEC including Daré’s recent filings on Form 8-K, Form 10-K and Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Daré undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.

Dated: July 18, 2025	By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	President and Chief Executive Officer

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